Exhibit 99.1

News Corporation
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N E W S R E L E A S E
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FOR IMMEDIATE RELEASE

Contacts:
Nathaniel Brown
212.852.7746
nbrown@newscorp.com

Dan Berger
310.369.1274
dberger@newscorp.com

NEWS CORPORATION ANNOUNCES 21st CENTURY FOX AS NEW NAME FOR INDEPENDENT MEDIA AND ENTERTAINMENT COMPANY

New York, NY - April 16, 2013 - News Corporation (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV) today announced that 21st Century Fox will be the new name of the independent media and entertainment company created by the proposed separation of its businesses. The name, which will be effective with the separation, draws on the Company's creative heritage, while also speaking to the future as well as the innovation that defines its portfolio of businesses. 21st Century Fox replaces the previously announced name Fox Group.

Reaching more than a billion people in 100 local languages every day, the proposed 21st Century Fox will be home to a global portfolio of cable and broadcasting networks and properties, including FOX, FX, FXX, FS1, Fox News Channel, Fox Business Network, Fox Sports, Fox Sports Network, National Geographic Channels, Fox Pan American Sports, MundoFox and STAR; film studio Twentieth Century Fox Film; and television production studios Twentieth Century Fox Television and Shine Group. The proposed Company will also provide premium content to millions of subscribers through its pay-television services in Europe and Asia, including Sky Deutschland, Sky Italia and its equity interests in BSkyB and Tata Sky.

Rupert Murdoch, who will serve as Chairman and CEO of the proposed 21st Century Fox, commented on the Company's new name:

"Over the years, we have built a global portfolio of companies that has consistently defied conventional wisdom, and succeeded where others have failed because we are driven by a steadfast belief in great ideas, the power of imagination and the desire to thrill and engage audiences with enduring stories and experiences. 21st Century Fox is a name that draws upon the rich creative heritage of our film studio, while also speaking to the innovation and dynamism that define all of our global media and entertainment businesses and will guide us into the future."

Chase Carey, the future company's President and Chief Operating Officer, commented, "Together, as 21st Century Fox, we will have the global footprint and creative bench that give us a competitive edge across more than 50 countries. We believe that the 21st Century Fox name captures the power of our legacy as well as the vast opportunities for our consumers, businesses and investors as we look forward."

News Corporation Separation

On June 28, 2012, News Corporation announced its intent to pursue the separation of its business into two separate independent companies, one of which will hold the Company's global media and entertainment businesses and the other which will hold the businesses comprising News Corporation's newspapers, information services and integrated marketing services, digital real estate services, book publishing, digital education and sports programming and pay-TV distribution in Australia. In addition to final approval from the Board of Directors and stockholder approval of certain amendments to the Company's Restated Certificate of Incorporation, the completion of the separation will be subject to receipt of regulatory approvals, opinions from tax counsel and favorable rulings from certain tax jurisdictions regarding the tax-free nature of the transaction to the Company and to its stockholders, further due diligence as appropriate, the execution of certain agreements relating to the distribution, and the filing and effectiveness of appropriate filings with the SEC. There can be no assurances given that the separation of the Company's businesses as described will occur.

About News Corporation

News Corporation (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV) had total assets as of December 31, 2012 of approximately US$63 billion and total annual revenues of approximately US$34 billion. News Corporation is a diversified global media company with operations in six industry segments: cable network programming; filmed entertainment; television; direct broadcast satellite television; publishing; and other. The activities of News Corporation are conducted principally in the United States, Continental Europe, the United Kingdom, Australia, Asia and Latin America.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's views and assumptions regarding future events and business performance, including its expectations with respect to the proposed transaction. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. In addition, actual plans, actions and results relating to the proposed transaction may differ materially from current expectations as a result of certain risks and uncertainties, including but not limited to: unanticipated developments that delay or negatively impact the proposed transaction; changes in market conditions; disruption to business operations as a result of the proposed transaction; the inability to retain key personnel; and the other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. There can be no assurance that the proposed transaction will be completed as anticipated or at all. The "forward-looking statements" included in this document are made only as of the date of this document and we do not have any obligation to publicly update any "forward-looking statements" to reflect subsequent events or circumstances, except as required by law.

Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of News Corporation in connection with the proposed transaction, if pursued. Information about the executive officers and directors of News Corporation and their ownership of News Corporation common stock is set forth in the Schedule 14A preliminary proxy statement for News Corporation's special meeting, which was filed with the Securities and Exchange Commission on April 4, 2013.

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